SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 13, 2004

Nortek, Inc.
(Exact name of issuer as specified in its charter)

Delaware	1-6112	05-0314991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island (Address of Princitpal Executive Offices)	02903-2360 (Zip Code)

Registrant's telephone number, including area code: (401) 751-1600

Item 5.	OTHER EVENTS

On February 12, 2004, Nortek, Inc. announced that it had completed the sale of its Windows, Doors and Siding segment to Ply Gem Investment Holdings, Inc. (formerly CI Investment Holdings, Inc.). A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

On February 12, 2004, Nortek, Inc. announced that it had called for redemption all of its 9 1/4% Senior Notes due March 15, 2007, all of its 9 1/8% Senior Notes due September 1, 2007 and $60,000,000 in principal amount of its 8 7/8% Senior Notes due August 1, 2008. A copy of the press release announcing the redemption is attached hereto as Exhibit 99.2, and is incorporated by reference herein.

Item 7.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

2.1	First Amendment to Stock Purchase Agreement among Ply Gem Investment Holdings, Inc. (formerly CI Investment Holdings, Inc.) and Nortek, Inc. and WDS LLC dated as of January 23, 2004.

2.2	Second Amendment to Stock Purchase Agreement among Ply Gem Investment Holdings, Inc. (formerly CI Investment Holdings, Inc.) and Nortek, Inc. and WDS LLC dated as of February 12, 2004.

99.1	Press release, dated February 12, 2004.

99.2	Press release, dated February 13, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEK, INC.

By: /s/Edward J. Cooney
Name: Edward J. Cooney
Title:Vice President and Treasurer

Date: February 13, 2004

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

2.1	First Amendment to Stock Purchase Agreement among Ply Gem Investment Holdings, Inc. (formerly CI Investment Holdings, Inc.) and Nortek, Inc. and WDS LLC dated as of January 23, 2004.

2.2	Second Amendment to Stock Purchase Agreement among Ply Gem Investment Holdings, Inc. (formerly CI Investment Holdings, Inc.) and Nortek, Inc. and WDS LLC dated as of February 12, 2004.

99.1	Press release, dated February 12, 2004.

99.2	Press release, dated February 13, 2004.